As filed with the Securities and Exchange Commission on July 1,
1998.
                               Registration No. 333-__________



            SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C. 20549
                    ___________________

                         FORM S-8

                  REGISTRATION STATEMENT
                           UNDER
                THE SECURITIES ACT OF 1933
                    ___________________

                   ST. JOHN KNITS, INC.
  (Exact name of registrant as specified in its charter)
                    ___________________

   California                              95-2245070
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)         Identification No.)

       17422 Derian Avenue, Irvine, California 92614
         (Address of principal executive offices)


        ST. JOHN KNITS, INC. 1993 STOCK OPTION PLAN
                 (Full title of the plan)

                      Robert E. Gray
                  Chief Executive Officer
                   St. John Knits, Inc.
                    17422 Derian Avenue
                 Irvine, California  92614
          (Name and address of agent for service)
                    ___________________

Telephone number, including area code, of agent for service:
(949) 863-1171
                    ___________________

             CALCULATION  OF REGISTRATION  FEE

                             Proposed    Proposed
                             maximum     maximum
Title of         Amount      offering    aggregate   Amount of
securities       to be       price       offering    registration
to be registered registered  per unit    price       fee


Common Stock,     750,000<1> $39.1875<2> $29,390,625<2>$8,671<2>
without par value shares



<1>This Registration Statement covers, in addition to the
   number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an indeterminate number of shares which by reason of certain events specified in the St. John Knits, Inc. 1993 Stock Option Plan (the "Plan") may become subject to the Plan.

<2>Pursuant to Rule 457(h), the maximum offering price, per
   share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on June 29, 1998, as reported on the New York Stock Exchange and published in the Western Edition of The Wall Street Journal.

   The Exhibit Index included in this Registration Statement is at page S-3.


   The Prospectus which contains the information required pursuant to Section 10(a) of the Securities
   Act relates to a Registration Statement on Form S-8 under the Securities Act filed with the Commission on March 11, 1994.


                          PART I

                INFORMATION REQUIRED IN THE
                 SECTION 10(a) PROSPECTUS


       The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.



                          PART II

                INFORMATION REQUIRED IN THE
                  REGISTRATION STATEMENT

ITEM 3.INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents of St. John Knits, Inc. (the
"Company") filed with the Commission are incorporated herein by reference:

  (a) Annual Report on Form 10-K for the Company's fiscal year ended November 2, 1997, as amended;

  (b) Quarterly Reports on Forms 10-Q for the Company's quarterly periods ended February 1, 1998 and May 3, 1998;

  (c) The description of the Company's Common Stock which is contained in a registration statement filed by the Company under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

       All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.DESCRIPTION OF SECURITIES

ITEM 5.INTERESTS OF NAMED EXPERTS AND COUNSEL

       The validity of the original issuance of the Common Stock registered hereby is passed on for the Company by O'Melveny & Myers LLP. David A. Krinsky is a partner in such law firm, is a member of the Company's Board of Directors, and holds options granted under the Plan to acquire shares of Common Stock.

ITEM 6.INDEMNIFICATION OF DIRECTORS AND OFFICERS

ITEM 7.EXEMPTION FROM REGISTRATION CLAIMED

ITEM 8.EXHIBITS

       See the attached Exhibit Index at page S-3.

ITEM 9.UNDERTAKINGS

       The information and contents of a Registration Statement on Form S-8 which was filed with the Commission by the Company on March 11, 1994, is incorporated herein by reference. Except for required opinions, consents, signature pages and any information required in this Registration Statement that is not in the above mentioned Registration Statement, the information required by Part II to be contained in this Registration Statement is omitted in accordance with General Instruction E to Form S-8.


                        SIGNATURES

       Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 27, 1998.


                          ST. JOHN KNITS, INC.


                          By:  /s/ Robert E. Gray
                               Robert E. Gray
                          Its: Chairman of the Board and
                               Chief Executive Officer



                     POWER OF ATTORNEY

       Each person whose signature appears below constitutes and appoints Robert E. Gray his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

  SIGNATURE                    TITLE                  DATE

/s/ Robert E. Gray   Chairman of the Board and Chief   May 27, 1998
Robert E. Gray       Executive Officer
                     (Principal Executive Officer)

/s/ Marie St. John   Gray Vice-Chairman of the Board,  May 27, 1998
Marie St. John Gray  Chief Designer and Secretary,
                     Director

/s/ Kelly A. Gray    President, Director               May 27, 1998
Kelly A. Gray


/s/ Roger G. Ruppert Senior Vice President --          May 27, 1998
Roger G. Ruppert     Finance and Chief Financial,
                     Officer Director (Principal
                     Financial and Accounting Officer)

/s/ Richard A. Gadbois, III  Director                  May 27, 1998
Richard A. Gadbois, III


/s/ David A. Krinsky         Director                  May 27, 1998
David A. Krinsky



                                    EXHIBIT INDEX*


Exhibit
Number                 Description


4.          St. John Knits, Inc. 1993 Stock Option
            Plan, as amended.

5.          Opinion of Counsel (opinion re
            legality).

23.1        Consent of Arthur Andersen LLP
            (consent of independent accountants).

23.2        Consent of Counsel (included in
            Exhibit 5).

24.         Power of Attorney (included in this
            Registration Statement under
            "Signatures").

________________________
* Each exhibit index and exhibit of a Registration Statement on Form S-8 which was filed with the Commission by the Company on March 11, 1994, is incorporated herein by reference.